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EXHIBIT (a)(1)(iv)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

NEXT LEVEL COMMUNICATIONS, INC.
NOT OWNED BY MOTOROLA, INC. OR ITS SUBSIDIARIES

AT

$1.04 NET PER SHARE

BY

MOTOROLA, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 25, 2003, WHICH DATE MAY BE EXTENDED.

January 27, 2003

        To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        We have been appointed by Motorola, Inc., a Delaware corporation ("Motorola") to act as Dealer Manager in connection with Motorola's offer to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Next Level Communications, Inc., a Delaware corporation ("Next Level"), at $1.04 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 27, 2003, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

        For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.    The Offer to Purchase, dated January 27, 2003.

          2.    The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

          3.    The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if the procedures for tendering Shares set forth in The Tender Offer—Section 3 ("Procedures for Tendering Shares") in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase).

          4.    A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          5.    Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

          6.    A return envelope addressed to the Depositary (as defined below).

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 25, 2003, WHICH DATE MAY BE EXTENDED.

        Please note the following:

          1.    The tender price is $1.04 per Share, net to the seller in cash without interest.

          2.    The Offer is being made for all outstanding Shares not owned by Motorola or its subsidiaries.

          3.    THE OFFER IS BEING MADE WITHOUT THE PRIOR APPROVAL OF THE NEXT LEVEL BOARD OF DIRECTORS.

          4.    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 25, 2003, WHICH DATE MAY BE EXTENDED.

          5.    The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn a number of Shares which, excluding the shares beneficially owned by Motorola and certain other persons (as set forth in the Offer to Purchase) will constitute at least a majority of the outstanding Shares as of the date the Shares are accepted for payment pursuant to the Offer (the "Minimum Tender Condition"); and (ii) if not waived, Motorola's having acquired, as a result of the Offer, at least 90% of the issued and outstanding Shares as of the date the Shares are accepted for payment pursuant to the Offer. The Offer is also subject to the other conditions set forth in the Offer to Purchase. The Tender Offer—Sections 1 ("Terms of Offer") and 10 ("Certain Conditions of the Offer") in the Offer to Purchase.

          6.    Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to Mellon Investor Services LLC, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Motorola pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

          7.    Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a confirmation of a Book-Entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares) into the Depositary's account at The Depository Trust Company, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a Book-Entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY MOTOROLA, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

        In order to take advantage of the Offer, Certificates for all tendered Shares in proper form for transfer (or a Book-Entry Confirmation with respect to all such shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a Book-Entry transfer, an Agent's Message in lieu of the Letter of Transmittal), and any other required documents must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

        Any Holder who desires to tender Shares and whose certificates for Shares are not immediately available, or who cannot comply with the procedures for Book-Entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the Expiration Date, may tender such Shares by following the procedures for guaranteed delivery set forth in The Tender Offer—Section 3 ("Procedure for Tendering Shares") in the Offer to Purchase.

        Motorola will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase). Motorola will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Motorola will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        Any inquiries you may have with respect to the Offer should be addressed to J.P. Morgan Securities Inc., the Dealer Manager for the Offer, at 277 Park Avenue, New York, NY 10172, telephone numbers (212) 622-2624 (call collect) or (866) 262-0777 (call toll free) or to Georgeson Shareholder Communications Inc., the Information Agent for the Offer, at 17 State Street, 10th Floor, New York, NY 10004, telephone numbers (212) 440-9800 or (866) 203-9357 (call toll free).

        Requests for additional copies of the enclosed materials may also be directed to the Dealer Manager or to the Information Agent at the above addresses and telephone numbers.

                      Very truly yours,

                      J.P. Morgan Securities Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF MOTOROLA, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF NEXT LEVEL COMMUNICATIONS, INC. NOT OWNED BY MOTOROLA, INC. OR ITS SUBSIDIARIES AT $1.04 NET PER SHARE BY MOTOROLA, INC.